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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 except for the 4th and 5th paragraphs of Note 8, which are as of March 12, 2002, and footnote 1 to the last paragraph of Note 8, which is as of February 13, 2002 relating to the consolidated financial statements of QRS Corporation, which appears in QRS Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Francisco, California
October 2, 2002

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EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANTS